                                                                    EXHIBIT 11.1

                         NORTHWEST AIRLINES CORPORATION
               COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE


(IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)                Three months ended September 30    Nine months ended September 30
                                                                 -------------------------------    -------------------------------
                                                                      1996             1995              1996             1995
                                                                 --------------   --------------    --------------   --------------
Reconciliation of net income applicable to common
   stockholders:
   Net income before preferred stock requirements                $       253.9    $       231.1     $       510.1    $       338.5
   Preferred stock requirements                                           (6.2)           (14.8)            (32.4)           (43.9)
                                                                 --------------   --------------    --------------   --------------
   Income applicable to common stockholders
      before preferred stock transactions                                247.7            216.3             477.7            294.6
   Preferred stock transactions                                           74.5               --              74.5             59.2
                                                                 --------------   --------------    --------------   --------------
Net income applicable to common stockholders                          $  322.2    $       216.3     $       552.2    $       353.8
                                                                 --------------   --------------    --------------   --------------
                                                                 --------------   --------------    --------------   --------------

Reconciliation of weighted average number of shares outstanding to amount used in primary earnings per share computation:

   Weighted average number of common shares
      outstanding, excluding shares issued to
      employee trusts                                               81,998,633       81,027,538        81,894,464       80,682,700

   Weighted average number of common shares earned by
      employees since August 1, 1993 due to the exercise
      of the Series C Preferred Stock special conversion
      option in February 1994                                       16,705,395       11,213,667        15,342,075        9,853,319

   Weighted average number of common shares
      outstanding due to the exercise of the Series C
      Preferred Stock conversion option                              1,327,608               --           986,906               --

   Stock options issued reduced by the number of
      shares which could have been purchased with
      the proceeds from exercise of such options                     2,159,340        3,083,854         2,405,754        2,879,976
                                                                 --------------   --------------    --------------   --------------

   Weighted average number of common shares
      outstanding, as adjusted                                     102,190,976       95,325,059       100,629,199       93,415,995
                                                                 --------------   --------------    --------------   --------------
                                                                 --------------   --------------    --------------   --------------

Earnings per common share - primary:
   Before preferred stock transactions                           $        2.42    $        2.27     $        4.75    $        3.15
   Preferred stock transactions                                            .73               --               .74              .64
                                                                 --------------   --------------    --------------   --------------
   Earnings per common share                                     $        3.15    $        2.27     $        5.49    $        3.79
                                                                 --------------   --------------    --------------   --------------
                                                                 --------------   --------------    --------------   --------------